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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            TRANSOCEAN OFFSHORE INC.
                (Name of Registrant as Specified in Its Charter)
-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No Fee Required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total Fee Paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.   Amount Previously Paid:

2.   Form, Schedule or Registration Statement No.:

3.   Filing Party:

4.   Date Filed:

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                      [TRANSOCEAN OFFSHORE INC. LETTERHEAD]


ANALYST CONTACT:    Jeffrey L. Chastain                             NEWS RELEASE
                    713 232 7551
MEDIA CONTACT:      Guy A. Cantwell                FOR RELEASE: December 3, 1999
                    713 232 7647


                    TRANSOCEAN OFFSHORE INC. TO HOST WEBCAST
                        OF NEW YORK CITY INVESTOR MEETING

     HOUSTON--Transocean Offshore Inc. (NYSE: RIG) announced today that an investor meeting scheduled for 8:30 a.m. Eastern time, Monday, December 6, 1999 in New York City, will be broadcast live over the World Wide Web in a listen-only webcast format. The investor meeting and simultaneous webcast will provide information regarding the pending merger of Transocean Offshore Inc. and Sedco Forex Offshore, the offshore drilling business of Schlumberger Limited (NYSE: SLB). Announced on July 12, 1999, the pending merger is expected to close by December 31, 1999, following special shareholder meetings to be held on December 10. The meeting will be hosted by the appointed new management team of Transocean Sedco Forex.

     Members of the Transocean Sedco Forex management team who will participate in the New York City meeting next Monday are:

VICTOR E. GRIJALVA - Appointed Chairman of the Board, Transocean Sedco Forex
                     (Vice Chairman, Schlumberger)
J. MICHAEL TALBERT - Appointed President and CEO, Transocean Sedco Forex
                     (currently Chairman and CEO, Transocean Offshore)
ROBERT L. LONG     - Appointed Executive Vice President and CFO, Transocean
                     Sedco Forex (currently Sr. Vice President and CFO, Transocean Offshore)
JEAN P. CAHUZAC    - Appointed Executive Vice President and President of Europe,
                     Middle East and Africa, Transocean Sedco Forex (currently President, Sedco Forex)
W. DENNIS HEAGNEY  - Appointed Executive Vice President, and President of the
                     Americas and Asia, Transocean Sedco Forex (currently President and COO, Transocean Offshore)

     Individuals who wish to participate in a listen-only webcast format of the December 6 meeting may do so by logging onto http://www.vcall.com and follow the screen prompts. Please go to the web site at least 15 minutes before the 8:30 a.m. Eastern time broadcast to register, download and install any necessary audio software.

     Transocean Offshore Inc. is an international offshore drilling company engaged in contract drilling of oil and gas wells. The Company specializes in technically demanding segments of the offshore drilling business, including industry-leading positions in deepwater and harsh environment drilling services. The Company also provides international turnkey, coiled tubing and integrated drilling services to customers worldwide.